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EXHIBIT 99.1

Life Financial Announces Corporate Name Change
and Annual Shareholder meeting

        RIVERSIDE, Calif., April 17, 2002—LIFE Financial Corporation (NASDAQ: LFCO) (the "Company"), the holding company of LIFE Bank, F.S.B. (the "Bank"), announced today, in conjunction with the Company's filing of its Preliminary Proxy Statement with the Securities and Exchange Commission ("SEC"), that it is asking shareholders to approve a proposal at its annual meeting to change the Company's name to Pacific Premier Bancorp, Inc. Additionally, the Bank has filed an application with the Office of Thrift Supervision ("OTS") to change its name to Pacific Premier Bank. The name change of the Bank will be effective upon the relocation of certain corporate functions to its new offices in Orange County, California. The Bank's Accounting, General Administrative, Information Technology, Lending and Loan Servicing functions will be relocated from its current offices in Riverside, California. In addition, the Bank's Audit, Branch Administration, Compliance and Retail Banking departments will relocate to the Bank's highly successful Main Branch office on Highland Avenue in San Bernardino, California. The relocations are expected to be finalized during the third quarter of 2002.

        Steven R. Gardner, President, Chief Executive Officer and Chief Operating Officer stated, "Changing the Company's name is an instrumental step which will represent definitively to our customers and our shareholders the significant operational and directional changes that the Company and Bank have undergone during the past year. Because we no longer operate as a nationwide subprime mortgage banker, we feel it is appropriate to adopt a new name that better reflects our current business. Our focus for 2002 remains the full implementation of our dual lending strategy concentrated on originating loans secured by apartment buildings and residential construction properties in Southern California, cross selling our core consumer and small business banking products, further reductions in non-interest expense, growing our deposit franchise and substantially reducing non-performing assets." Mr. Gardner continued "we remain very committed to the Inland Empire and expect that future growth of our deposit franchise will be concentrated in this dynamic region. The move to Orange County of certain of the corporate functions is necessitated by our lending strategy and the need for our people to be in closer proximity to both the properties securing our loans and the sources for those loans"

        If approved by the shareholders at the annual meeting, the name change of the Company would become effective after proper filings are made and approvals received from the OTS, the SEC and the NASDAQ Stock Market. The Company has requested the NASDAQ to reserve the trading symbol PPBI, which will become effective following completion of the name change. The Annual Meeting of shareholders is scheduled for May 23, 2002, at 10:00 a.m. Pacific Time, at the Arrowhead Country Club in San Bernardino, California.

        The Company is a saving and loan holding company that owns 100% of the capital stock of the Bank, the Company's principal operating subsidiary. The Bank is a federally chartered stock savings bank whose primary business includes branch banking, permanent residential and construction lending. The Bank currently operates five full-service branches located in Orange, San Bernardino and Riverside Counties, in Southern California. On March 1, 2002, the Bank notified customers of our Riverside and Redlands depository branches that effective June 7, 2002 and June 21, 2002, respectively, we will be closing those branches and consolidating the accounts into our nearby, very successful San Bernardino branch.

FORWARD-LOOKING COMMENTS

        The statements contained in this release that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.

        Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties. These include, but are not limited to, the following risks:

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  Changes in the performance of the financial markets;

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  Changes in the demand for and market acceptance of the Company's products and services;

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  Changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive products and pricing;

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  The effect of the Company's policies;

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  The continued availability of adequate funding sources;

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  The effect of various legal, regulatory and litigation risks.

        For information on Life Financial please call Steven R. Gardner, President, Chief Executive Officer and Chief Operating Officer at 909.637.4110 or Roy L. Painter, Executive Vice President, Chief Financial Officer at 909.637.4095.

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Life Financial Announces Corporate Name Change and Annual Shareholder meeting